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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 54 to Registration Statement No. 2-38910 on Form N-1A of Lord Abbett Bond-Debenture Fund, Inc. of our report dated February 25, 2003 on the financial statements of Lord Abbett Bond-Debenture Fund, Inc. and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information, all of which are part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York
April 25, 2003